Exhibit 99.1

Alarm.com Reports First Quarter 2021 Results

-- First quarter SaaS and license revenue increased 16.8% year-over-year to $107.4 million --
-- First quarter total revenue increased 13.5% year-over-year to $172.5 million --
-- First quarter GAAP net income attributable to common stockholders increased 68.4% year-over-year to $14.8 million, compared to $8.8 million for the first quarter of 2020 --
-- First quarter non-GAAP adjusted EBITDA increased 22.0% year-over-year to $35.6 million, compared to $29.2 million for the first quarter of 2020 --

TYSONS, VA., May 4, 2021 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its first quarter ended March 31, 2021. Alarm.com also provided its financial outlook for SaaS and license revenue for the second quarter of 2021 and increased its guidance for the full year of 2021.

“We’re pleased to report solid results to begin the year,” said Steve Trundle, President and CEO of Alarm.com. “During the quarter, we continued to see good momentum in the North American market and our service provider partners continued to drive growth as they used our technology to reinforce their strong position in the connected property market.”

First Quarter 2021 Financial Results as Compared to First Quarter 2020

•SaaS and license revenue increased 16.8% to $107.4 million, compared to $91.9 million.
•Total revenue increased 13.5% to $172.5 million, compared to $151.9 million.
•GAAP net income attributable to common stockholders increased to $14.8 million, or $0.29 per diluted share, compared to $8.8 million, or $0.18 per diluted share.
•Non-GAAP adjusted EBITDA increased to $35.6 million, compared to $29.2 million.
•Non-GAAP adjusted net income attributable to common stockholders increased to $25.8 million, or $0.50 per diluted share, compared to $20.9 million or $0.42 per diluted share.

Balance Sheet and Cash Flow

•Total cash and cash equivalents increased to $642.2 million as of March 31, 2021, compared to $253.5 million as of December 31, 2020. The increase in cash and cash equivalents was primarily due to the issuance of $500.0 million aggregate principal amount of 0% convertible senior notes due January 15, 2026 in a private placement to qualified institutional buyers, resulting in proceeds of $484.3 million, net of $15.7 million of transaction fees and other debt issuance costs.
•For the quarter ended March 31, 2021, cash flows from operations was $21.2 million and non-GAAP free cash flow was $17.2 million, compared to cash flows from operations of $12.9 million and non-GAAP free cash flow of $9.2 million for the quarter ended March 31, 2020.

Recent Business Highlights

•Launched Smarter Business Temperature Monitoring: Alarm.com launched a comprehensive new solution for businesses to monitor temperature-sensitive inventory or areas. Smarter Business Temperature Monitoring provides real-time monitoring and customized alerts, historical reporting and multi-location awareness. Alarm.com designed the solution to help restaurants, grocery stores, pharmacies and other commercial verticals with heavy investments in sensitive inventory to reduce spoilage and waste and ensure health safety and inspection compliance.

•Award-Winning Technology for Service Providers: Alarm.com offers a comprehensive suite of services that support service providers’ operations and enable them to more efficiently install new systems, support existing customers and maximize account lifetime value. CE Pro, a leading trade publication, recognized Alarm.com with a 2021 Quest for Quality Award for offering one of the best programs in the industry for service providers to generate additional recurring monthly revenue.

•Enhanced Enterprise Dashboards for Commercial Subscribers: Enterprise dashboards enable multi-location businesses to monitor and manage all their properties through an intelligently integrated and easy-to-navigate interface. New Enterprise capabilities include centralized multi-site security and access control that enable administrators to provide an employee with customized access permissions to multiple properties with a single user code or access badge. Permissions are based on business location and can control site-level access to security systems and associated partitions. Enhancements to Alarm.com’s Enterprise Video Dashboard include scheduled and on-demand video health reports that provide the real-time status and trouble conditions for thousands of video cameras across all business locations or regions.

•EnergyHub Expands Base of Electric Vehicle (EV) Charging Programs: EnergyHub announced a partnership with energy utility Potomac Edison to manage its EV charging program. The EnergyHub platform will administer a dynamic pricing program to incentivize customer adoption of connected EV charging infrastructure, encourage EV charging during off-peak hours and will provide Potomac Edison with consolidated program data that can shift charging load in the future.

Financial Outlook

Consistent with Alarm.com’s recent approach to providing its financial outlook during the COVID-19 pandemic, Alarm.com acknowledges that the general economic situation remains fluid and it remains challenging to predict the full scope and duration of the impacts of the COVID-19 pandemic. However, Alarm.com is providing its outlook for SaaS and license revenue for the second quarter of 2021 and increasing its guidance for the full year of 2021 based upon current management expectations in light of the ongoing COVID-19 pandemic.

For the second quarter of 2021:

•SaaS and license revenue is expected to be in the range of $108.9 million to $109.1 million.

For the full year of 2021:

•SaaS and license revenue is expected to be in the range of $445.5 million to $446.0 million.
•Total revenue is expected to be in the range of $680.5 million to $691.0 million, which includes anticipated hardware and other revenue in the range of $235.0 million to $245.0 million.
•Non-GAAP adjusted EBITDA is expected to be in the range of $124.0 million to $130.0 million.
•Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $85.6 million to $90.0 million, based on an estimated tax rate of 21.0%.
•Based on an expected 52.4 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $1.63 to $1.72 per diluted share.

The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its first quarter 2021 financial results and its outlook for the second quarter and full year of 2021. A live audio webcast is scheduled to begin at 4:30 p.m. ET on May 4, 2021. To participate on the live call, analysts and investors should dial 866.588.3290 (U.S./Canada) or 262.558.6169 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through May 11, 2021 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 4753797. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things (IoT) devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share and non-GAAP free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use certain non-GAAP financial measures, including adjusted EBITDA, as performance measures under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release.

We consider non-GAAP free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA and adjusted net income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to stock options and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company-by-company basis. Therefore, we believe that excluding stock-based compensation expense from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions as well as changes in the fair value of contingent consideration liabilities, when applicable. We exclude acquisition-related expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related expense and the effects of the transaction on our results of operations.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history. Although we exclude amortization of acquired intangible assets from our non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Amortization of debt discount and debt issuance costs: We record amortization of debt discount and debt issuance costs related to our convertible senior notes as interest expense. We exclude amortization of debt discount and debt issuance costs from our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, because we believe that the exclusion of this non-cash interest expense will provide for more meaningful information about our financial performance.

Interest expense: We record interest expense primarily related to our debt facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense other than the interest expense related to the amortization of debt discount and debt issuance costs related to our convertible senior notes as discussed above.

Interest income and other (expense) / income, net: We exclude interest income and other (expense) / income, net from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Income taxes: We exclude the impact related to our (benefit from) / provision for income taxes from our adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s positioning, the benefits of recently launched offerings, and the Company’s guidance for the second quarter and full year of 2021 described under “Financial Outlook” above and key assumptions related thereto. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company's results and business operations may be negatively impacted by the COVID-19 pandemic, the Company’s actual operating results may differ significantly from any guidance provided, certain precautions the Company is taking due to the COVID-19 pandemic could harm its business, the Company’s quarterly results may fluctuate, downturns in general economic and market conditions, including due to the COVID-19 pandemic, may reduce demand, the reliability of the Company’s network operations centers, the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees, consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the Company's dependence on its suppliers, the reliability of the Company’s hardware and wireless network suppliers and enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2021 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-Q for the quarter ended March 31, 2021. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Relations:
David Trone
Alarm.com
dtrone@alarm.com

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue:
SaaS and license revenue	$107,383	$91,950
Hardware and other revenue	65,115	59,989
Total revenue	172,498	151,939
Cost of revenue:
Cost of SaaS and license revenue	15,156	12,328
Cost of hardware and other revenue	50,606	45,652
Total cost of revenue	65,762	57,980
Operating expenses:
Sales and marketing	18,999	17,075
General and administrative	22,882	20,865
Research and development	42,467	39,730
Amortization and depreciation	7,385	6,422
Total operating expenses	91,733	84,092
Operating income	15,003	9,867
Interest expense	(3,368)	(645)
Interest income	157	459
Other (expense) / income, net	(155)	92
Income before income taxes	11,637	9,773
(Benefit from) / provision for income taxes	(2,913)	1,202
Net income	14,550	8,571
Net loss attributable to redeemable noncontrolling interest	280	236
Net income attributable to common stockholders	$14,830	$8,807

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.30	$0.18
Diluted	$0.29	$0.18
Weighted average common shares outstanding:
Basic	49,561,887	48,725,565
Diluted	51,739,461	50,246,987

	Three Months Ended March 31,
Stock-based compensation expense included in operating expenses:	2021	2020
Sales and marketing	$808	$757
General and administrative	2,080	1,782
Research and development	5,000	3,819
Total stock-based compensation expense	$7,888	$6,358

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$642,172	$253,459
Accounts receivable, net of allowance for credit losses of $3,912 and $4,696, respectively, and net of allowance for product returns of $1,488 and $1,480, respectively	88,406	83,326
Inventory	47,228	44,281
Other current assets, net of allowance for credit losses of $6 and $17, respectively	17,972	16,348
Total current assets	795,778	397,414
Property and equipment, net	45,103	44,796
Intangible assets, net	98,998	103,259
Goodwill	112,838	112,838
Deferred tax assets	7,088	21,692
Operating lease right-of-use assets	31,747	33,455
Other assets, net of allowance for credit losses of $72 and $72, respectively	22,993	18,233
Total assets	$1,114,545	$731,687
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$60,908	$53,927
Accrued compensation	14,846	22,307
Deferred revenue	5,283	4,037
Operating lease liabilities	10,036	9,973
Total current liabilities	91,073	90,244
Deferred revenue	8,373	8,492
Convertible senior notes, net	412,772	—
Long-term debt	—	110,000
Operating lease liabilities	35,491	37,697
Other liabilities	7,451	6,811
Total liabilities	555,160	253,244
Redeemable noncontrolling interest	10,884	10,691
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 49,803,750 and 49,630,773 shares issued; and 49,656,597 and 49,483,620 shares outstanding as of March 31, 2021 and December 31, 2020, respectively	498	496
Additional paid-in capital	471,748	405,831
Treasury stock, at cost; 147,153 shares as of March 31, 2021 and December 31, 2020	(5,149)	(5,149)
Retained earnings	81,404	66,574
Total stockholders’ equity	548,501	467,752
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$1,114,545	$731,687

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
Cash flows from operating activities:	2021	2020
Net income	$14,550	$8,571
Adjustments to reconcile net income to net cash from operating activities:
Provision for credit losses on accounts receivable	32	1,885
Reserve for product returns	574	291
Recovery of credit losses on notes receivable	(11)	(349)
Amortization on patents and tooling	288	199
Amortization and depreciation	7,385	6,422
Amortization of debt discount and debt issuance costs	3,250	27
Amortization of operating leases	2,338	2,045
Deferred income taxes	(3,178)	1,327
Change in fair value of contingent liability	—	(568)
Stock-based compensation	7,888	6,358
Acquired in-process research and development	—	3,297
Loss on early extinguishment of debt	185	—
Changes in operating assets and liabilities:
Accounts receivable	(5,685)	(8,064)
Inventory	(2,947)	(2,673)
Other current and non-current assets	(1,734)	(6,108)
Accounts payable, accrued expenses and other current liabilities	(220)	83
Deferred revenue	1,127	1,604
Operating lease liabilities	(2,772)	(2,259)
Other liabilities	162	812
Cash flows from operating activities	21,232	12,900
Cash flows used in investing activities:
Additions to property and equipment	(4,069)	(3,719)
Purchases of in-process research and development	—	(3,297)
Receipt of payments on notes receivable	2	3
Purchase of investment in unconsolidated entity	(5,000)	—
Cash flows used in investing activities	(9,067)	(7,013)
Cash flows from financing activities:
Proceeds from credit facility	—	50,000
Repayments of credit facility	(110,000)	—
Proceeds from issuance of convertible senior notes	500,000	—
Payments of debt issuance costs	(15,291)	—
Payments of deferred consideration for business acquisitions	(150)	—
Purchases of treasury stock	—	(5,149)
Issuances of common stock from equity-based plans	1,989	1,365
Cash flows from financing activities	376,548	46,216
Net increase in cash and cash equivalents	388,713	52,103
Cash and cash equivalents at beginning of the period	253,459	119,629
Cash and cash equivalents at end of the period	$642,172	$171,732

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Adjusted EBITDA:
Net income	$14,550	$8,571
Adjustments:
Interest expense, interest income and other (expense) / income, net	3,366	94
(Benefit from) / provision for income taxes	(2,913)	1,202
Amortization and depreciation expense	7,385	6,422
Stock-based compensation expense	7,888	6,358
Acquisition-related expense	29	4,056
Litigation expense	5,301	2,486
Total adjustments	21,056	20,618
Adjusted EBITDA	$35,606	$29,189

Adjusted net income:
Net income, as reported	$14,550	$8,571
(Benefit from) / provision for income taxes	(2,913)	1,202
Income before income taxes	11,637	9,773
Adjustments:
Less: interest income and other (expense) / income, net	(2)	(551)
Amortization expense	4,329	4,042
Amortization of debt discount and debt issuance costs	3,244	—
Stock-based compensation expense	7,888	6,358
Acquisition-related expense	29	4,056
Litigation expense	5,301	2,486
Non-GAAP adjusted income before income taxes	32,426	26,164
Income taxes [1]	(6,809)	(5,494)
Non-GAAP adjusted net income	$25,617	$20,670

1 Income taxes are calculated using a rate of 21.0% for each of the three months ended March 31, 2021 and 2020. The 21.0% effective tax rate for each of the three months ended March 31, 2021 and 2020 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$14,830	$8,807
(Benefit from) / provision for income taxes	(2,913)	1,202
Income attributable to common stockholders before income taxes	11,917	10,009
Adjustments:
Less: interest income and other (expense) / income, net	(2)	(551)
Amortization expense	4,329	4,042
Amortization of debt discount and debt issuance costs	3,244	—
Stock-based compensation expense	7,888	6,358
Acquisition-related expense	29	4,056
Litigation expense	5,301	2,486
Non-GAAP adjusted income attributable to common stockholders before income taxes	32,706	26,400
Income taxes [1]	(6,868)	(5,544)
Non-GAAP adjusted net income attributable to common stockholders	$25,838	$20,856

	Three Months Ended March 31,
	2021	2020
Adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.30	$0.18
(Benefit from) / provision for income taxes	(0.06)	0.02
Income attributable to common stockholders before income taxes	0.24	0.20
Adjustments:
Less: interest income and other (expense) / income, net	—	(0.01)
Amortization expense	0.09	0.08
Amortization of debt discount and debt issuance costs	0.07	—
Stock-based compensation expense	0.15	0.13
Acquisition-related expense	—	0.09
Litigation expense	0.11	0.05
Non-GAAP adjusted income before income taxes	0.66	0.54
Income taxes [1]	(0.14)	(0.11)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.52	$0.43

Non-GAAP adjusted net income attributable to common stockholders per share - diluted	$0.50	$0.42

Weighted average common shares outstanding:
Basic, as reported	49,561,887	48,725,565
Diluted, as reported	51,739,461	50,246,987

1 Income taxes are calculated using a rate of 21.0% for each of the three months ended March 31, 2021 and 2020. The 21.0% effective tax rate for each of the three months ended March 31, 2021 and 2020 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Non-GAAP free cash flow:
Cash flows from operating activities	$21,232	$12,900
Additions to property and equipment	(4,069)	(3,719)
Non-GAAP free cash flow	$17,163	$9,181